Exhibit 99.1

Media Contact: Will James Vice President – Corporate Development & Investor Relations will.james@mrcpvf.com P: 832-308-2847

Press Release

FOR IMMEDIATE RELEASE

FEBRUARY 23, 2012

MRC GLOBAL INC. ANNOUNCES CONFERENCE CALL TO REVIEW 2011 ANNUAL AND FOURTH QUARTER RESULTS

Houston, TX – February 23, 2012 – MRC Global Inc. (“MRC”), formerly McJunkin Red Man Holding Corporation, today announced it will release its 2011 annual and fourth quarter financial results on March 1, 2012. MRC will conduct an investor conference call to review this information on Friday, March 2 at 10:00 a.m. ET (9:00 a.m. CT).

This call will be webcast and can be accessed through the Investor Relations link on MRC’s website at www.mrcpvf.com. A replay of the webcast will be available on the MRC website through March 31, 2012.

Participants may join the conference call by dialing the following numbers:

Domestic: 1-800-894-5910

International: 1-785-424-1052

Conference ID: MRC

A replay of the conference call will be available through March 31, 2012 and may be accessed by dialing the following numbers:

Domestic: 1-877-870-5176

International: 1-858-384-5517

PIN 11826.

About MRC

MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC can be found on our website at www.mrcpvf.com.

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